 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-242321) and the Registration Statement on Form S-8 (Nos. 33-81670, 33-46058, 333-58893, 333-84719, 333-117480, 333-126012, 333-135412, 333-143920, 333-151624, 333-161069, 333-163871, 333-207813, 333-219772, 333-223248, 333-238525, 333-249836) of Gilead Sciences, Inc. of our report dated February 27, 2020, with respect to the consolidated balance sheets of Immunomedics, Inc. as of December 31, 2019 and 2018, the related consolidated statements of comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2019, the six-month transition period ended December 31, 2018, and each of the years in the two-year period ended June 30, 2018, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which report is incorporated by reference in the Form 8-K/A of Gilead Sciences, Inc. dated January 6, 2021.

/s/ KPMG LLP

New York, New York
January 6, 2021